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                        LICENSE AND DEVELOPMENT AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of the 29th day of October, 1997, between ECHOCATH, INC. ("EchoCath"), a New Jersey corporation, and MEDTRONIC, INC. ("Medtronic"), a Minnesota corporation.

                              W I T N E S S E T H:

WHEREAS, EchoCath is the owner of technology and patents relating to visualization of medical devices using ultrasound methods; and

WHEREAS, Medtronic wishes access to the technology and license rights in the patents; and

WHEREAS, Medtronic and EchoCath are simultaneously entering into an investment or subscription agreement pursuant to which Medtronic or its affiliate, Medtronic Asset Management, Inc. will purchase $1,000,000 of Class A common stock from EchoCath at a price per share of two dollars and seventy five cents ($2.75) and as shall be agreed to in a definitive Subscription Agreement to be executed between the parties; and

WHEREAS, the parties will also negotiate in good faith to enter into a Supply Agreement and a Development Agreement as described herein.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1 Specific Definitions. As used in this Agreement, the following terms have the meanings set forth or referenced below:

"Affiliate" of a specified person (natural or judicial) means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. "Control" shall mean ownership of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than 50% of the voting power in the case of a business entity other than a corporation.

"ColorMark"r"" is a trademark of EchoCath and, within this Agreement, means the technology of EchoCath for inducing vibration in structures to enhance their visibility in ultrasound images, as more particularly described by the U.S. Patents listed on Exhibit A.

"Confidential Information" means know-how, trade secrets, and unpublished information disclosed (whether before or during the term of this Agreement) by one of the parties (the "disclosing party") to the other party (the "receiving party") or generated under this Agreement, excluding information which:

        (a) was already in the possession of receiving party prior to its receipt from the disclosing party (provided that the receiving party is able to provide the disclosing party with reasonable documentary proof thereof);

        (b) is or becomes part of the public domain by reason of acts not attributable to the receiving party;

        (c) is or becomes available to receiving party from a source other than the disclosing party which source, to the best of receiving party's knowledge, has rightfully obtained such information and has no obligation of non-disclosure or confidentiality to the disclosing party with respect thereto;

        (d) is made available by the disclosing party to a third party unaffiliated with the disclosing party on an unrestricted basis;

        (e) has been independently developed by the receiving party without breach of this Agreement or use of any Confidential Information of the disclosing party; or



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        (f) has been or must be publicly disclosed by reason of legal, accounting or regulatory requirements beyond the reasonable control, and despite the reasonable efforts of the receiving party.

All Confidential Information disclosed by one party to the other under this Agreement shall be in writing and bear a legend "Company Proprietary," "Company Confidential" or words of similar import or, if disclosed in any manner other than writing, shall be preceded by an oral statement indicating that the information is Company proprietary or confidential, and shall be followed by transmittal of a reasonably detailed written summary of the information provided to the receiving party with identification as Confidential Information designated as above within thirty (30) days.

"EchoCath" means EchoCath, Inc. and its Affiliates.

"EchoEye"r"" is a trademark of EchoCath and, within of this Agreement, means the technology of EchoCath for a forward looking intra-vascular and intra-cavity ultrasound system for 3-D imaging, as more particularly described by the U.S. Patents listed on Exhibit A.

"EchoFlow"tm"" is a trademark of EchoCath and, within this Agreement, means the technology of EchoCath for quantitative method of Doppler flow measurement using surface contact to vessel or conduit using multi-beam grating technology, as more particularly described by the U.S. Patents listed on Exhibit A.

"EchoMark"r"" is a trademark of EchoCath and, within this Agreement, means the technology of EchoCath for quasi-omnidirectional ultrasound transducers, as more particularly described by the U.S. Patents listed on Exhibit A.

"Expiration" or "Expired" shall mean, with respect to a particular copyright, or issued patent, the expiration, abandonment, cancellation, disclaimer, award to another party other than Medtronic or EchoCath (as the context requires) in an interference proceeding, or declaration of invalidity or unenforceability by a court or other authority of competent jurisdiction (including rejection in a re-examination or re-issue proceeding) of such copyright, or patent. References to an "unexpired" patent mean a patent that is not Expired.

"Field of Use" means cardiothoracic surgical procedures consisting of one or more of the following:

        (1) repair or reconstruction of the heart and/or lungs;
        (2) perioperative perfusion of the heart;
        (3) protection of the myocardium during surgery;
        (4) acute measurement of hemodynamic parameters (flow, pressures, etc.);
        (5) removal of air and/or fluid from the heart and vessels;
        (6) post-operative placement of drains and temporary pacing/defibrillation wires;
        (7) epicardial placement of pacing/defibrillation leads.

The Field of Use specifically excludes electrophysiology applications (defined to include mapping, ablation and internal cardioversion but exclude permanent pacemaker leads and permanent defibrillator leads attached to permanent pulse generators); and further excludes any procedures solely utilizing angioplasty catheters and energy delivering therapeutic catheters or probes.

"Knowledge" means actual knowledge of a fact or the knowledge that such person or its officers or other employees could reasonably be expected to have based on reasonable investigation and inquiry.

"Invention" means any invention, discovery, know-how, trade secret, data, information, technology, process or concept, whether or not patented or patentable, and whether or not memorialized in writing.

"Licensed Technology" means ColorMark"r" technology and EchoMark"r" technology, (and expressly excluding any technology related to EchoEye or EchoFlow) heretofore or hereafter designed, developed or used by or for EchoCath, or heretofore or hereafter acquired by or licensed to EchoCath, and all amendments, modifications and improvements to any of the foregoing, necessary or useful for designing, developing, manufacturing, processing or marketing medical devices which incorporate EchoMark or ColorMark within the Field of Use, and shall include (a) all U.S. and foreign patents and patent applications related thereto (including but not limited to the patents and patent applications listed in the attached Exhibit A, referred to herein as the "EchoCath Patents"), and (b) all know-how, trade secrets, inventions, discoveries and technical information, including, but not limited to, information embodied in drawings, designs, copyrights, copyright applications, trademarks, trade applications, material specifications, processing instructions, formulas, equipment specifications, product specifications, confidential data, computer software,


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electronic files, research notebooks, invention disclosures, research and development reports and the like related thereto.

"Medtronic" means Medtronic, Inc. and its Affiliates.

"Quarter" means a quarter of the Medtronic fiscal year; which begins on May 1 of each calendar year.

"Product" means any acute device, or any epicardial pacing or defibrillation lead, which utilizes either the ColorMark"r" or EchoMark"r" technology.

"Royalty Bearing Unit" means a Product sold by Medtronic that is covered by a valid claim of an unexpired EchoCath Patent in the country in which such Product is made or sold. Products sold for use in bona fide clinical studies in order to gain governmental or regulatory approval or market clearance shall not be considered Royalty Bearing Units.

1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

1.3     Other Definitional Provisions.

        (a) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

        (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

        (c) References to an "Exhibit" or "Appendix" are, unless otherwise specified, to one of the Exhibits or Appendices attached to or referenced in this Agreement, and references to an "Article" or a "Section" are, unless otherwise specified, to one of the Articles or Sections of this Agreement.

        (d) The term "person" includes any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

        (e) The term "Dollars" or "$" shall refer to the currency of the United States of America.

        (f)   All references to time shall refer to Minneapolis, Minnesota time.

                                    ARTICLE 2
                                     PURPOSE

2.1 Development and License. This Agreement is intended to establish a relationship between EchoCath and Medtronic in the area of the Field of Use, wherein Medtronic may (1) have access to EchoCath technology and development personnel for developing new products in the Field of Use; (2) purchase certain EchoCath products, and (3) obtain rights under the EchoCath Patents and know-how which are included in the Licensed Technology.

                                    ARTICLE 3
                              LICENSE TO MEDTRONIC

3.1 Grant of License. Subject to the terms and conditions of this Agreement, EchoCath hereby grants to Medtronic a worldwide exclusive license to the Licensed Technology to make, have made, use, sell and have sold Products incorporating or utilizing, and to otherwise commercialize and exploit, the Licensed Technology in the Field of Use.

3.2 Medtronic Exclusivity. EchoCath will not, without the prior written consent of Medtronic, supply, sell, transfer or otherwise dispose of Products or components utilizing Licensed Technology to any third party if EchoCath has knowledge that such third party intends or is likely to use such Products or components, or resell such Products or components for use ithin the Field of Use.


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3.3 Term of License. Unless otherwise terminated under provisions of this
Agreement, Medtronic's rights and obligations as licensed under this Agreement shall continue (a) in the case of EchoCath Patents, until such time as all of such patents and copyrights, including any extensions thereof, have Expired, and
(b) in the case of any trade secrets and know-how included in the Licensed Technology, for the life of such trade secrets and know-how.

3.4 Regulatory Approvals. In connection with Medtronic's commercialization of the Products in the Field of Use, EchoCath shall transfer to Medtronic any applicable U.S. FDA 510(k) approvals or similar foreign approvals held by or on behalf of EchoCath. Medtronic shall be solely responsible for obtaining any other required regulatory approvals for the Products in Medtronic's discretion, and EchoCath shall provide Medtronic with reasonable support in connection with such regulatory approvals pursuant to mutually agreeable terms.

3.5 Technology Transfer. EchoCath shall, upon Medtronic's request from time to time, provide to Medtronic at no charge (other than reasonable copying charges) such drawings, specifications, processes, materials, manufacturing procedures, and other documentation and know-how as is reasonably necessary to enable Medtronic to utilize its rights under this Agreement. In addition, EchoCath will, subject to existing commitments and resources, provide such training to Medtronic technical and manufacturing personnel as is reasonably necessary to enable Medtronic to fully utilize its rights under this Agreement, at such reasonable times and places as Medtronic may request from time to time. The total amount of hours to be provided by EchoCath hereunder for these services shall not exceed 250 hours per year. Medtronic will pay EchoCath consulting fees for such services equal to the fully-burdened actual hourly rates of pay of the EchoCath employees providing such training and will reimburse EchoCath for reasonable travel and lodging expenses for EchoCath personnel with respect to training trips requested by Medtronic to the extent such expenses are substantiated by expense receipts.

                                    ARTICLE 4
                            LICENSE ACQUISITION FEES

4.1 Consideration. In exchange for the grant of exclusive license rights in the Field of Use Medtronic agrees to pay a non-refundable license fee as enumerated below:

        (a) Seven Hundred Fifty Thousand Dollars ($750,000) upon execution of this Agreement; and

        (b) Seven Hundred Fifty Thousand Dollars ($750,000) within two business days after Medtronic's first commercial sale of a Medtronic Product (other than the standalone EchoMark"r" guidwire) utilizing the EchoMark"r" or ColorMark"r" technology in the Field of Use.

                                    ARTICLE 5
                     CAPITAL EQUIPMENT DISTRIBUTION; SUPPLY

5.1 Distribution. Medtronic shall have the right, but not the obligation, to distribute capital equipment of EchoCath, including what are known as drive boxes, used in connection with either EchoCath products distributed by Medtronic or Medtronic Products sold under license from EchoCath. The currently available capital equipment and its current price to Medtronic are listed in the attached Exhibit B. The parties agree to add equipment to Exhibit B as it is developed by EchoCath with present and future products at prices mutually agreed upon. The parties agree that the prices to Medtronic shall never be higher than those to any other EchoCath distributor or customer for comparable products, for comparable volume commitments, and that such Exhibit B price list shall be renegotiated in good faith at the time the supply agreement is negotiated pursuant to Section 5.3 and after that on an annual basis.


5.2 Services. EchoCath shall be responsible for installing and servicing any capital equipment distributed by Medtronic under EchoCath's standard service contracts, to be entered into between EchoCath and the purchaser; provided that Medtronic shall have the option to assume responsibility for installation and/or service of some or all of the EchoCath capital equipment distributed by Medtronic, in which case EchoCath shall, subject to existing commitments and resources, provide Medtronic with such specifications and other documentation and know-how, and such individual training to Medtronic technical and service personnel, as is reasonably necessary to enable Medtronic to perform such responsibilities. The total amount of hours to be provided by EchoCath hereunder for these services shall not exceed 100 hours per year. Medtronic will pay EchoCath consulting fees for such services equal to the fully-burdened actual hourly rate of pay for the EchoCath employees providing such training and will reimburse EchoCath for reasonable travel and lodging expenses for EchoCath personnel with respect to training trips requested by Medtronic to the extent such expenses are substantiated by expense receipts.


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5.3 Supply. Medtronic and EchoCath shall negotiate in good faith and use all commercially reasonable efforts to reach agreement upon and, within 90 days after the date hereof, enter into a Supply Agreement giving Medtronic the right to purchase certain products from EchoCath, including EchoCath guidewires, EchoMark"r" sensors, catheter system interfaces, and ColorMark"r" products. The prices to Medtronic under such supply agreement shall never be higher than those to any other EchoCath distributor or customer for comparable products.

                                    ARTICLE 6
                              ROYALTIES AND REPORTS

6.1 Royalties. Medtronic shall pay to EchoCath a royalty equal to the following amount for each of the following types of Royalty Bearing Units it sells to third parties (ignoring transfers among Medtronic):

                                                       Per Unit
               Royalty Bearing Unit ("RBU")          Royalty Rate

               EchoCath guidewire                        $10
               Grinfeld cannula                          $10
               All other Products                        $ 2

For purposes of clarification, notwithstanding the foregoing:

        (a) No royalty shall be due upon Medtronic's resale of EchoCath stand alone guidewires purchased by Medtronic from EchoCath pursuant to the Supply Agreement referred to in Section 5.3 above;

        (b) The Grinfeld cannula currently under development by Medtronic would not be a Royalty Bearing Unit unless and until such cannula is modified to incorporate EchoMark"r" or ColorMark"r" technology, and

        (c) The $2 per unit royalty rate for "All other Products" applies to (i) all current Medtronic products which in the future are modified to incorporate EchoMark"r" or ColorMark"r" technology, and (ii) all future new Medtronic products incorporating such technology and having an average selling price per unit, determined in accordance with Medtronic's established accounting principles ("ASP"), of $100 or less. The per unit royalty rate for future new Medtronic products incorporating the EchoMark"r" or ColorMark"r" technology and having an ASP of over $100 and less than $250 shall be a mutually agreed upon rate not to exceed $10 per unit. The per unit Royalty rate for future Medtronic products incorporating either the EchoMark or ColorMark technologies with an ASP of $250 or more shall be mutually agreed to by the parties.

               6.1.1 Royalties shall not accrue or be due until such time as Medtronic has achieved sales of Royalty Bearing Units, beginning with the date of this Agreement, which would otherwise have resulted in the payment of $1,500,000 in Royalties to EchoCath.

6.2 Cumulative Cap. The total cumulative royalties paid under this Agreement shall be limited to and shall not exceed the sum of Twenty Million Dollars U.S. ($20,000,000) plus the amount of License Option Fee paid by Medtronic pursuant to Section 9.1 below ("Cumulative Cap"). The fees set forth in Sections 4.1 and
9.1 and amounts actually paid as Annual Minimum Royalty pursuant to Section 7, shall be applied against the Cumulative Cap.

6.3 Reports and Payments. Within sixty (60) days after the end of each Quarter, Medtronic shall provide EchoCath with a written report indicating the number of each type of Royalty Bearing Unit sold during such Quarter and the amount of the royalties due to EchoCath for such Quarter. Simultaneously with making such report and to the extent a payment is due to EchoCath, Medtronic shall pay to EchoCath the amount of royalties then due.

6.4 Records. Medtronic agrees to keep accurate written records sufficient in detail to enable the royalties under this Agreement by Medtronic to be determined and verified. Such records for a particular Quarter shall be retained by Medtronic for a period of not less than three years after the end of such Quarter.

6.5 Audit of Records. Upon reasonable notice and during regular business hours, Medtronic shall from time to time, but no more frequently than semi-annually, make available the records referred to in Section 6.4 for audit at EchoCath's expense by independent representatives selected by EchoCath to verify the accuracy of such reports


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provided by Medtronic to the EchoCath. Such representatives shall execute a suitable confidentiality agreement reasonably acceptable to Medtronic prior to conducting such audit. Such representatives may disclose to EchoCath only its conclusions regarding the accuracy and completeness of royalty payments and of records related thereto, and shall not disclose Medtronic's confidential business information to EchoCath without the prior written consent of Medtronic.

                                    ARTICLE 7
                   ANNUAL MINIMUM ROYALTY; OPTION TO TERMINATE

7.1 Notwithstanding the provisions of Section 6.1.1, starting with the first Medtronic fiscal year beginning after the date two years following Medtronic's first commercial sale of a Medtronic Product utilizing either the ColorMark or the EchoMark technologies in the Field of Use (the "Minimum Royalty Start Date") Medtronic agrees to pay EchoCath minimum royalties of at least One Hundred Thousand Dollars ($100,000) per Medtronic fiscal year (the "Annual Minimum Royalty") subject to the following terms and conditions:

        (a) During the first five (5) years after the Minimum Royalty Start Date, Medtronic shall not be obliged to pay any Annual Minimum Royalty unless and until the requirements of Section 6.1.1 have been satisfied.

        (b) During the first five (5) years after the Minimum Royalty Start Date, the amount charged against the requirements of Section 6.1.1 shall be the greater of (i) the Annual Minimum royalty or (ii) the royalties which, but for Section 6.1.1, would have been paid in any such fiscal year.

        (c) Upon the earlier of (i) the requirements of Section 6.1.1 being satisfied or (ii) the commencement of the sixth (6th) year following the Minimum Royalty Start Date, if Medtronic has not generated sales which (ignoring Section 6.1.1) would have yielded Royalties equal to at least the Annual Minimum Royalty in any Medtronic fiscal year, Medtronic shall have the right to pay the amount to make up the difference during the 60-day period ("Annual Cure Period") following the date the last royalty payment with respect to such fiscal year was due.

7.2 If Medtronic fails to pay the Annual Minimum Royalty by the end of the Annual Cure Period as provided in Section 7.1 (c), above, EchoCath shall have the right the option to terminate Medtronic's license rights under this License Agreement. In order to effectuate a termination of this License Agreement under the foregoing terms, EchoCath shall pay to Medtronic an amount equal to the License Acquisition Fees, as actually paid to EchoCath, less an amount equal to the greater of the Annual Minimum Royalty for each year or the products of RBU's sold by Medtronic multiplied by the appropriate per unit Royalty rate. EchoCath's termination option pursuant to this Section shall be EchoCath's sole right and remedy for Medtronic's failure to pay the Annual Minimum Royalty, and may be exercised only by delivering written notice to Medtronic within 90 days after the end of the Annual Cure Period with respect to any Medtronic fiscal year for which Medtronic has failed to pay at least the Annual Minimum Royalty. Notwithstanding the foregoing, Medtronic shall have the right to withhold any particular payment if there is a reasonable basis to conclude that EchoCath has failed to perform a material obligation under the terms of this Agreement or any subsequent development agreement, as applicable, and the issue has been submitted for resolution under Section 14.13, Arbitration, herein.

                                    ARTICLE 8
                              DEVELOPMENT PROJECTS

8.1 Development Agreement. Medtronic and EchoCath shall negotiate in good faith and use all commercially reasonable efforts to reach agreement upon and, within 60 days after the date hereof, enter into a Development Agreement for development by EchoCath of Products or components thereof utilizing the Licensed Technology. The Development Agreement will require Medtronic and EchoCath to use reasonable good-faith efforts to complete the following respective obligations set forth in this Article.

8.2 Development Projects. There shall be two development projects with separate milestones and mutually agreed upon budgets as follows:

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        (a) The first development project shall be accomplished within 60 days of execution of the Development Agreement, and shall involve EchoCath completing the EchoMark"r" guidewire manufacturing plan.

        (b) The second development project shall be accomplished within 200 days after completion of the first development project, and shall involve validation of the EchoMark"r" guidewire system:

8.3 Failure to Meet Milestones. Should EchoCath, for any reason fail to meet any set of development milestones outlined in Section 8.2 above and in the Development Agreement above, Medtronic shall notify EchoCath and EchoCath shall have 60 days to cure. If EchoCath does not cure, Medtronic shall have the right to undertake product development projects either (1) by itself, or (2) by engaging third party contractor or consultants, provided that any such consultant or contract shall be bound by the terms of any applicable confidentiality agreements between Medtronic and EchoCath related to the EchoMark"r" or ColorMark"r" technologies. Medtronic shall then have no obligation to make any milestone payments to EchoCath for those milestones performed by Medtronic under the Development Agreement.

                                    ARTICLE 9
                      OPTION FOR ADDITIONAL LICENSE RIGHTS

9.1 Grant of License Option. In addition to the Product development obligations outlined in Article 8, above and in addition to the fees specified in Section
4.1 above, EchoCath hereby irrevocably grants Medtronic the exclusive right and option (the "License Option"), exercisable by written notice to EchoCath at any time within six months after the date hereof (the "Option Period"), to acquire a worldwide exclusive license to the EchoEye"r" and EchoFlow"r" technologies within the Field of Use upon mutually agreeable terms and conditions, including total consideration of not less than $1.5 million, and subject to other commercially reasonable terms and conditions. In the event that the concept design validation, described below in this section, is not achieved by the end of the third month from execution hereof, then the aforementioned six month period shall be extended to include such additional time as is required for the concept design validation to be reviewed by Medtronic for a three month period. For example, if said concept design validation is delivered on the 15th day of the fourth month from execution hereof, the Option Period shall expire at the end of the 15th day of the seventh month from execution.

         In consideration of such License Option, Medtronic agrees to pay EchoCath the following amounts (the "License Option Fee") upon the achievement by EchoCath of the following development milestones:

            $50,000 upon signing this Agreement;

        I. $200,000 upon the earlier to occur of (i) achievement of concept design validation of a mutually agreed upon product utilizing either the EchoEye"r" or EchoFlow technologies in the Field of Use or (ii) six months after the signing of this Agreement by both parties.

9.2 Right of First Refusal. In the event Medtronic and EchoCath are unable to agree on the terms of such exclusive license for the EchoEye"r" and EchoFlow"r" technologies, Medtronic shall have a right of first refusal in connection with any sale, license or other transfer of such technologies by EchoCath to any third party during the three month period commencing upon expiration of the Option Period set forth in Section 9.1. Such "right of first refusal" means that if EchoCath reaches agreement in principal with, or otherwise indicates its willingness to accept an offer of, any third party regarding the licensing or sublicensing, sale or other transfer of any EchoEye"r" or EchoFlow"r" technologies, then EchoCath shall promptly give written notice (the "Notice") to Medtronic, which Notice shall (i) specify the pricing, terms, conditions and all material provisions with respect to the proposed transaction, (ii) identify the proposed party or parties to such transaction, and (iii) include a copy of the proposed definitive agreement setting forth the terms of the proposed transaction between EchoCath and the proposed third party or parties. Medtronic shall have the irrevocable right and option (the "first refusal option"), exercisable in writing to EchoCath any time within 45 days after Medtronic's receipt of the Notice, to elect to enter into such proposed transaction upon the same pricing (or the monetary equivalent of any non-monetary consideration as shall be determined by a mutually agreed upon third party), terms, conditions and other material provisions as set forth in the Notice. If Medtronic so elects to exercise its first refusal option, EchoCath shall use its/their best efforts to permit consummation of such proposed transaction with Medtronic within 90 days following exercise. If Medtronic fails to exercise its first refusal option to enter into such proposed transaction, EchoCath and the proposed party identified in the Notice may complete such transaction upon the pricing, terms, conditions and material provisions specified in the Notice and contained in the proposed definitive agreement included with the Notice; provided that, if (i) EchoCath and such third party fail to complete such transaction within 90 days after the expiration of Medtronic's 45-day option, or (ii) if any of


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the pricing, terms, conditions or other material provisions specified in the
Notice and contained in the proposed definitive agreement are modified so as to be less favorable to EchoCath, or (iii) if the identity of such third party changes, then, in any such event, EchoCath shall give a new Notice to Medtronic, and Medtronic shall have a new first refusal option, with respect to such delayed or modified proposed transaction.

                                   ARTICLE 10
                              INTELLECTUAL PROPERTY

10.1 Pre-existing Intellectual Property. Any intellectual property that exists as of the execution of this Agreement shall remain the property of its original owner, whether or not it is shared with or used by the other party for purpose of this Agreement.

10.2 Sole Inventions. Any inventions made by a party during the term of this Agreement exclusively using its own resources and invented by its own personnel shall remain the property of the inventing party.

10.3 Joint Inventions. Any inventions made jointly by personnel of Medtronic and EchoCath ("Joint Inventions") shall be owned jointly with each party having joint rights to use and license such Joint Inventions, subject to Medtronic's exclusive license rights to EchoCath's joint interest in the Joint Inventions within the Field of Use.

10.4 Medtronic-Funded Inventions. Any inventions made by EchoCath using funds provided by Medtronic, but not otherwise using Medtronic intellectual property, shall be owned by EchoCath. EchoCath hereby grants Medtronic a worldwide (i) exclusive royalty-free license for use of such inventions within the Field of Use and (ii) right of first offer (requiring EchoCath to negotiate exclusively with Medtronic for a period of at least 90 days) and right of first refusal (pursuant to the procedures described in Section 9.2) to obtain a license to use such inventions outside the Field of Use on mutually agreeable terms.

                                   ARTICLE 11
               CERTAIN REPRESENTATIONS, WARRANTIES AND INDEMNITIES

11.1 Representations and Warranties of EchoCath. EchoCath represents and warrants to Medtronic as follows:

   (a) The execution and delivery by EchoCath of this Agreement and the performance by EchoCath of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of EchoCath, as amended, or any provision of any indenture, agreement or other instrument to which EchoCath or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of EchoCath.

   (b) This Agreement has been duly executed and delivered by EchoCath and constitutes the legal, valid and binding obligation of EchoCath, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally.

   (c) EchoCath is the owner, or exclusive licensee with the right to grant sublicenses in the Field of Use, of all right, title and interest in and to the Licensed Technology free and clear of any liens, mortgages, charges, security interests, pledges, encumbrances, assessments, restrictions or other third-party claims of any nature. EchoCath's execution and performance of this Agreement and Medtronic's use of the Licensed Technology in the Field of Use will not infringe, misuse, misappropriate or conflict with the rights, including patent and other intellectual property rights or contract rights, of others. To the knowledge of EchoCath, the Licensed Technology is valid and has not been challenged in any judicial or administrative proceeding. Neither any shareholder, employee or consultant of EchoCath or its Affiliates (or the employer of any such consultant) has any rights in or to any of the Licensed Technology. To the knowledge of EchoCath, EchoCath has not failed to take any necessary steps or appropriate actions to record its interests, or protect its rights, in the Licensed Technology. To the knowledge of EchoCath, within the Field of Use, no person or entity nor such person's or entity's business or products has infringed, misused, misappropriated or conflicted with the Licensed Technology or currently is infringing, misusing, misappropriating or conflicting with the Licensed Technology.

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11.2 Representations  and Warranties of Medtronic.  Medtronic  represents and warrants to EchoCath as follows:

   (a) The execution and delivery by Medtronic of this Agreement and the performance by Medtronic of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of Medtronic, as amended, or any provision of any indenture, agreement or other instrument to which Medtronic or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Medtronic.

   (b) This Agreement has been duly executed and delivered by Medtronic and constitutes the legal, valid and binding obligation of Medtronic, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the right of creditors generally.

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1 EchoCath's Liability. EchoCath shall indemnify, defend and hold harmless Medtronic and each of its subsidiaries, officers, directors, employees, shareholders and distributors from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of representation, warranty, covenant or agreement on the part of EchoCath under this Agreement (excluding matters for which Medtronic is responsible under Section 12.2 below).

12.2 Medtronic's Liability. Medtronic shall indemnify, defend and hold harmless EchoCath and each of its subsidiaries, officers, directors, employees, shareholders and suppliers from and against and in respect of any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) ("Indemnifiable Losses"), resulting from, arising out of, or imposed upon or incurred by any person to be indemnified hereunder by reason of any breach of representation, warranty, covenant or agreement on the part of Medtronic under this Agreement (excluding matters for which EchoCath is responsible under Section 12.1 above).

12.3 Third Party Claims. If a claim by a third party is made against any indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article, such indemnified party shall promptly notify the indemnifying party of such claim; provided, however, that failure to give timely notice shall not affect the rights of the indemnified party so long as the failure to give timely notice does not materially adversely affect the indemnifying party's ability to defend such claim against a third party. The indemnifying party shall be entitled to settle or assume the defense of such claim, including the employment of counsel satisfactory to the indemnified party, as provided below. If the indemnifying party elects to settle or defend such claim, it shall notify the indemnified party within thirty (30) days (but in no event less than twenty (20) days before any pleading, filing or response on behalf of the indemnified party is due) of its intent to do so. If the indemnifying party elects not to settle or defend such claim or fails to notify the indemnified party of its election within thirty (30) days (or such shorter period provided above) after receipt of the indemnified party's notice of a claim of indemnity hereunder, the indemnified party shall have the right to contest, settle or compromise the claim without prejudice to any rights to indemnification hereunder. Regardless of which party is controlling the settlement or defense of any claim, (i) both the indemnified party and indemnifying party shall act in good faith, (ii) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party or of its subsidiaries, (iii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that all fees, costs and expenses of such counsel in an action controlled by the indemnifying party shall be borne by the indemnified party, unless the indemnifying party and indemnified party have different available defenses to such third party claim, in which case such fees, costs and expenses shall be borne by the indemnifying party, (iv)

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no entry of judgment or settlement of a claim may be agreed to without the written consent of both the indemnified party and the indemnifying party, which consents shall not be unreasonable withheld, and (v) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of such claim pursuant to this Article. So long as the indemnifying party is reasonably contesting any such claim in good faith as permitted herein, the indemnified party shall not pay or settle any such claim. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the settlement or defense of any such claim, and timely notices of, and the right to participate pursuant to support (iii) above in any hearing or other court proceeding relating to such claim. Notwithstanding anything to the contrary herein, Medtronic shall have full and exclusive authority to litigate, compromise and settle any claims related to Product Liability, but shall do so in good faith and in a manner consistent with Medtronic's corporate policies.

12.4 Cooperation as to Indemnified Liability. Each party hereto shall cooperate fully with the other parties with respect to access to books, records, or other documentation within such party's control, if deemed reasonably necessary or appropriate by any party in the defense of any claim which may give rise to indemnification hereunder.

                                   ARTICLE 13
                     PROSECUTION OF PATENTS AND INFRINGEMENT

13.1 Prosecution of Infringement of Licensed Technology by Third Party.

   (a) Each of Medtronic and EchoCath shall promptly notify the other if it knows or has reason to believe that rights to the Licensed Technology are being infringed or misappropriated by a third party within the Field of Use or that such infringement or misappropriation is threatened. Medtronic shall, after learning of and investigating such alleged infringement or misappropriation, send notice to EchoCath electing to do one of the following: (i) prosecute such alleged infringement or misappropriation for Medtronic's own account; (ii) offer EchoCath the choice of participating in such prosecution; or (iii) decline to prosecute such alleged infringement or misappropriation.

   (b) In the event Medtronic elects to prosecute such alleged infringement or misappropriation for its own account pursuant to (a)(i) above, Medtronic shall be solely responsible for payment of all of its own costs of prosecution and of negotiating settlement, and shall retain all proceeds from such prosecution. Medtronic shall have the right to join EchoCath as a party plaintiff to any such proceeding if Medtronic believes it is necessary to successfully prosecute such infringement or misappropriation. EchoCath shall cooperate, at Medtronic's expense, in connection with the initiation and prosecution by Medtronic of such suit.

   (c) In the event Medtronic offers EchoCath the choice of participating in such prosecution pursuant to (a)(ii) above, upon receipt of Medtronic's notice, EchoCath shall have thirty (30) days in which to notify Medtronic in writing of EchoCath's election to participate in the prosecution of such alleged infringement or misappropriation. If EchoCath elects to participate, EchoCath shall be obligated to pay fifty percent (50%) of the costs and expenses incurred by Medtronic and EchoCath in such prosecution and shall be entitled to receive fifty percent (50%) of the net proceeds realized from EchoCath's and Medtronic's prosecuting of such matter and remaining after reimbursement of Medtronic's and EchoCath's costs and expenses out of the proceeds of such matter.

   (d) In the event Medtronic elects not to prosecute pursuant to (a)(iii) above, EchoCath may, at its option, prosecute such alleged infringement or misappropriation for its own account, in which event EchoCath shall be solely responsible for all costs of prosecution and of negotiating settlement and shall retain all proceeds from such prosecution.

13.2 Protection of Intellectual Property and Improvements. During the term of this Agreement, EchoCath shall promptly inform Medtronic of any Invention, improvement, upgrading or modification relating to the Licensed Technology. EchoCath agrees to protect the Licensed Technology by obtaining and maintaining appropriate patent rights as recommended by reputable patent counsel. If Medtronic determines, in its sole discretion, that any Invention conceived, reduced to practice or otherwise made, developed or acquired by one or more employees or agents of EchoCath and having application to the Field of Use is not being adequately protected by patents, Medtronic may so inform EchoCath. If Medtronic decides that EchoCath's response has been inadequate, Medtronic may take whatever action it deems necessary at its expense to protect such Invention. All patents and copyright registrations shall be applied for in the names of the actual inventors or authors and shall be assigned to EchoCath, subject to Medtronic's

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



rights and license therein; each party shall execute and deliver such forms of assignment, power of attorney and other documents which are necessary to give effect to the provisions hereof.

                                   ARTICLE 14
                                  MISCELLANEOUS

14.1 Non-Disclosure. Except as permitted or required for performance by the party receiving such Confidential Information of its rights or duties hereunder, for a period of three (3) years after receipt, each party agrees (i) not to disclose or use any Confidential Information of the other party obtained in connection with the performance of this Agreement, and (ii) not to disclose or provide any of such Confidential Information of the other party to any third party and to take appropriate measures to prevent any such disclosure by its present and future employees, officers, agents, subsidiaries, or consultants.

14.2 Relationship. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as a independent contractor.

14.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto; provided, that (i) the rights and obligations of EchoCath herein may not be assigned except to any person who succeeds to substantially all of the assets and business of EchoCath, and (ii) the rights and obligations of Medtronic herein may not be assigned except to any person who succeeds to substantially all of that portion of Medtronic's business to which this Agreement relates.

14.4 Complete Agreement. The Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and the Exhibits hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating hereto.

14.5 Survival. All of the representations, warranties, and covenants made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect.

14.6 Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.

14.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

14.8 Titles and Headings; Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

14.9 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

14.10 Notices. All notices or other communications to a party required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by telecopy (with confirmation or transmission) or certified mail (return receipt requested) to such party at the following addresses (or at such other addresses as shall be specified by like notice):

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if to Medtronic to:

   Medtronic, Inc.
   Corporate Center
   7000 Central Avenue N.E.
   Minneapolis, MN 55432
   Attention:  General Counsel
   FAX (612) 572-5459

with a copy to:

   Medtronic, Inc.
   Corporate Center
   7000 Central Avenue N.E.
   Minneapolis, MN 55432
   Attention: Vice President Corporate Development and Associate General Counsel FAX (612) 572-5404

if to EchoCath to:

   EchoCath, Inc.
   4326 Route One, Monmouth Junction
   Princeton, New Jersey 08852
   Attention:  President
   FAX (609) 987-1019

Medtronic or EchoCath may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).

14.11 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.12 Public Announcement. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law and the appropriate stock exchanges, such as the New York Stock Exchange or NASDAQ, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Medtronic and EchoCath. The foregoing shall not restrict Medtronic's or EchoCath's communications with employees or customers.

14.13 Arbitration. Any controversy or claim arising out of or relating to this Agreement or the alleged breach, termination or validity hereof, including any alleged fraud in the inducement hereof, shall be resolved by mediation under the Center for Public Resources (CPR) Mediation Procedure for Business Disputes. Unless the parties agree otherwise, the mediator will be selected from the CPR Panels of Neutrals with notification to CPR. Any such claim or controversy which remains unresolved 45 days after appointment of a mediator, shall be settled by binding arbitration by three (3) arbitrators in accordance with the CPR Non-Administered Arbitration Rules, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Notwithstanding the foregoing, either party may seek interim injunctive relief from any court of competent jurisdiction.

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   IN WITNESS WHEREOF, each of the parties has caused this License Agreement to be executed in the manner appropriate to each, as of the date first above written.

                                              ECHOCATH, INC.

                                              By
                                                 -------------------------------


                                              Its
                                                 -------------------------------

                                              MEDTRONIC, INC.

                                              By
                                                 -------------------------------

                                              Its
                                                 -------------------------------

EXHIBITS:

        A -    List of Present EchoCath Patents and Patent Applications within
               Licensed Technology
        B -    Capital Equipment


                             STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as....................... 'r'
The trademark symbol shall be expressed as..................................'tm'

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                                    EXHIBIT A

For the Purposes of this Agreement, the "U.S. Patents" are:

ECHOMARK"r"

                 U.S. Patents: 5,076,278   Issued: 12/31/91   Expire: 12/31/2011
                               (Design of Sensor)

                               5,161,536 Issued: 11/10/92   Expire: 11/10/2012
                                 (Electronics for Detection)

ECHOEYE"r"

                 U.S. Patent:  5,373,845   Issued: 12/20/94   Expire: 12/20/2014

COLORMARK"r"

                 U.S. Patents:  5,329,927   Issued 7/19/1994   Expire: 7/19/2014
                                       (Equipment)

                 U.S. Patents:  5,343,865   Issued 9/16/1994   Expire: 9/16/2014
                                       (Method)

                 U.S. Patents:  5,425,370   Issued 6/20/1995   Expire: 6/20/2015
                                       ("GreyMark")

                 U.S. Patents:  5,421,336   Issued 6/6/1996   Expire: 6/6/2016
                                       (Needle Engager)

                 Echo-10  Filed 12/3/96   Serial No. 08/759762
                                       ("ColorNeedle")

ECHOFLOW"tm"

                 U.S. Patents:  5,488,953   Issued 2/6/1996   Expire: 2/6/2016
                                       (Method)

                 U.S. Patents:  5,540,230   Issued 7/30/1996   Expire: 7/30/2016
                                       (Apparatus)

                 U.S. Patents:  5,669,388   Issued 9/23/1997   Expire: 6/20/2017

                        (Automatic Transducer Placement)

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                                    EXHIBIT B

                                CAPITAL EQUIPMENT

Present Capital Equipment:

   ColorMark"r" Driver Model 430001

                           Best Distributor Pricing (in quantities > 24): $3,000

   EchoMark"r" CSI Model No. CSI 1.0                   Best Pricing: COGS+30%
             (Present [low quantity] COGS of CSI plus accessories: ~ $6400)

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